UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2004 (August 10, 2004)

	Invvision Capital, Inc. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-80429 (Commission File Number)	75-2823489 (IRS Employer Identification No.)

2100 Valley View Lane, Suite 00Dallas, TX		75234
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (972)-919-4774

(Former name or former address, if changed since last report): Not Applicable

ITEM 2.01 ACQUISITION OR DISPOSITION OF ASSETS

On August 10, 2004, Invvision Capital, Inc., a Nevada corporation (the "Registrant"), acquired all of the common stock of Practical Business Solutions 2000, Inc. ("PBS" or "Seller"). The aggregate purchase was $350,000.00, which payment consisted of one million (1,000,000) restricted shares of Registrant’s $0.0001 par value Common Stock. The terms included (1) an agreement by Seller to escrow three hundred thirty-three thousand three hundred thirty three (333,333) of the purchase consideration shares for a period of two (2) years to satisfy certain potential indemnifiable claims and (2) an agreement by Registrant to grant registration rights for the resale of thirty five thousand one hundred (35,100) of the purchase consideration shares.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of the Businesses Acquired. The Registrant expects that the audited financial statements required by this item 9.01 of PBS will be completed and filed by amendment to this Form 8-K Current Report within 60 days after the date of this Form 8-K Current Report.

(b) Pro Forma Financial Information. The Registrant expects that the pro forma financial statements required by this item 9.01 will be completed and filed by amendment to this Form 8-K Current Report not later than 60 days after the date of this Form 8-K Current Report.

              (c) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement dated May 26, 2004 between Registrant and Practical Business Solutions 2000, Inc., Dale Diercks, James H. Trewin and John Paul Jones.

10.2	Acceptance agreement by Practical Business Solutions 2000, Inc. dated August 10, 2004

10.3	Form of Registration Rights Agreement.

10.4	Form of Escrow Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVVISION CAPITAL, INC.

Dated: August 24, 2004	By:	/s/ Bruce A. Hall
Name: Bruce A. Hall
Title Chief Financial Officer

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